 Filed pursuant to Rule 424(b)(2)
 Registration Statement No. 333-217888
PROSPECTUS SUPPLEMENT
(to Prospectus Dated June 9, 2017)
1,739,000 Shares
STAAR Surgical Company
Common Stock

We are offering 1,739,000 shares of our common stock. We have granted the underwriters the option to purchase up to an additional 260,850 shares of our common stock from us within 30 days from the date of this prospectus supplement.
Our common stock is listed on the Nasdaq Global Market under the symbol “STAA.” On August 6, 2018, the last reported sale price of our common stock on the Nasdaq Global Market was $39.90 per share.

Investing in our common stock involves a high degree of risk. Please carefully consider the “Risk Factors” described beginning on page S-4 of this prospectus supplement, and in the accompanying prospectus and in the other documents that are incorporated by reference.

The underwriters have agreed to purchase the shares of common stock from us at a price of  $36.309 per share, which will result in approximately $63,141,351 of net proceeds to us before deducting offering expenses payable by us, or approximately $72,612,554 if the underwriters’ overallotment option is exercised in full. The shares may be offered by the underwriters from time to time to purchasers directly or through agents, or through brokers in brokerage transactions, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.
Neither the Securities and Exchange Commission, nor any other regulatory body, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares against payment on or about August 10, 2018.
Sole Book-Running Manager
Canaccord Genuity
The date of this prospectus supplement is August 7, 2018.

Prospectus Supplement
Prospectus
You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including any information incorporated by reference herein and therein, and in any free writing prospectus that we prepare or authorize for use in connection with this offering. We have not, and the underwriters have not, authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.
This prospectus supplement is an offer to sell only the securities it specifically describes on the front of the document, and only under circumstances and in jurisdictions where we can lawfully do so. We are not, and the underwriters are not, making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation.
You should read this prospectus supplement, the accompanying prospectus, including any information incorporated by reference herein and therein, and any free writing prospectus that we prepare or authorize for use in connection with this offering, in their entirety before making an investment decision.
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus dated June 9, 2017 are part of a registration statement on Form S-3 (File No. 333- 217888) that we filed with the Securities and Exchange Commission, or the SEC, using a shelf registration process. Under this shelf registration process, we may from time to time sell securities described in the accompanying prospectus in one or more offerings.
This document has two parts. The first part is this prospectus supplement, including the documents incorporated by reference, which provides you with specific information about this offering and also adds, updates and changes information contained in the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus, including the documents incorporated by reference therein.
You should assume that the information in this prospectus supplement is accurate only as of the date on the cover page, and that the information in the accompanying prospectus is accurate only as of the date on its cover page. Any information we have incorporated by reference in this prospectus supplement is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
All references in this prospectus to our financial statements include, unless the context indicates otherwise, the related notes. The industry and market data and other statistical information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference are based on management’s own estimates, and independent publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information.
This prospectus supplement and the accompanying prospectus include important information about us, our common stock, this offering and other information you should know before investing. Before purchasing our common stock, you should carefully read this prospectus supplement, and the accompanying prospectus, together with the additional information about us described under “Where You Can Find More Information” and “Incorporation of Documents by Reference.”
We further note that any representations, warranties and covenants we may have made in any agreement filed as an exhibit to any document incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to that agreement, including, in some cases, for the purpose of allocating risk among the parties to the agreement. You should not deem these to be representations, warranties or covenants to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, you should not rely on such representations, warranties and covenants as accurately representing the current state of our affairs.
Unless the context otherwise requires, the terms “we,” “our” or “us” and “STAAR” refer to STAAR Surgical Company and its subsidiaries. References to our “common stock” refer to the common stock of STAAR Surgical Company. STAAR®, EVO Visian ICL™, Evolution in Visual Freedom™, Visian®, Collamer®, CentraFLOW®, AquaPORT®, nanoFLEX® nanoPOINT® and Afinity® are our trademarks or registered trademarks in the United States and other countries.
S-ii

Special Note Regarding Forward-Looking Statements
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). They may be found, among other places, in the sections entitled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and our subsequent quarterly reports on Form 10-Q and other information included or incorporated herein. These statements relate to our future plans, objectives, expectations and intentions. Among other things, forward-looking statements include statements about the following:
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our strategy;

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our business prospects including, expectations for revenue, revenue growth, net income, gross margins, profitability or other measures of performance of our business or of specific geographical markets or products;

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the timing of submissions of applications for approval of products by the U.S. Food and Drug Administration (“FDA”) or regulatory agencies of other countries and the status thereof;

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expectations for cash from operations and sufficiency of our cash reserves;

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the timing of clinical trials;

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product development;

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research and development and other expenses; and

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legal risks.

You may also generally identify forward-looking statements by the use of words such as “expect,” “anticipate,” “intend,” “plan” and similar expressions.
Forward-looking statements are based on our current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements. Such statements involve known and unknown risks, uncertainties, assumptions and other factors — many of which are out of our control and difficult to forecast — that may cause actual results to differ materially from those that may be described or implied. Such factors include, but are not limited to, the risks described in the section titled “Risk Factors” in this prospectus supplement, and other risks described in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q.
The forward-looking statements in this prospectus supplement speak only as of the date shown on the cover page, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.
S-iii

Prospectus Supplement Summary
This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section in this prospectus supplement, and the financial documents incorporated by reference, before making an investment decision.
Our Company
We design, develop, manufacture, and sell implantable lenses for the eye and companion delivery systems used to deliver the lenses into the eye. We are a world leading manufacturer of intraocular lenses for patients seeking refractive vision correction, and we also make lenses for use in surgery to treat cataracts. All the lenses we make are foldable, which allows the surgeon to insert them into the eye through a small incision during minimally invasive surgery.
Refractive surgery is performed to treat the type of visual disorders that have traditionally been corrected using eyeglasses or contact lenses. We refer to our lenses used in refractive surgery as “implantable Collamer® lenses” (“ICLs”). The field of refractive surgery includes both lens-based procedures, using products like our ICL family of products, and laser-based procedures like LASIK. Successful refractive surgery can correct common vision disorders such as myopia, hyperopia, and astigmatism. Cataract surgery is a common outpatient procedure where the eye’s natural lens that has become cloudy with age is removed and replaced with an artificial lens called an intraocular lens (“IOL”) to restore the patient’s vision.
We employ a commercialization strategy that strives for sustainable profitable growth. Our goal is to position our refractive lenses throughout the world as primary and premium solutions for patients seeking visual freedom from wearing glasses or contact lenses while achieving excellent visual acuity through refractive vision correction. We position our IOL lenses used in surgery that treats cataracts based on quality and value.
STAAR has significant operations globally. Activities outside the United States (“U.S.”) accounted for 91% of our total sales in fiscal year 2017, primarily due to the pacing of product approvals and commercialization that tend to occur first outside the United States. We sell our products in more than 75 countries, with direct distribution (i.e., via STAAR representatives) in Japan, the U.S., Spain, Germany, Canada, the U.K. and Singapore, with a combination of direct distribution and independent distribution (i.e., via distributors and STAAR representatives) in China, South Korea and India, and with independent distribution outside of these countries.
STAAR maintains operational and administrative facilities in the U.S., Switzerland, and Japan. Our current global operations are as follows:
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United States.   We operate our global administrative headquarters and principal manufacturing facility in Monrovia, California. The Monrovia manufacturing facility primarily makes our Visian implantable Collamer lens product family, including the EVO Visian ICL, Collamer intraocular lenses, preloaded silicone IOLs, and injector systems. We manufacture the raw material for Collamer lenses (both IOLs and ICLs) in our facility in Aliso Viejo, California.

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Switzerland.   We operate an administrative and distribution facility in Nidau, Switzerland under our wholly owned subsidiary, STAAR Surgical AG. The Nidau facility also maintains manufacturing capabilities for our ICL products.

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Japan.   We operate administrative and distribution facilities in Japan under our wholly owned subsidiary, STAAR Japan Inc. STAAR Japan’s administrative facility is in Shin-Urayasu and its distribution facility is in Ichikawa City. We perform final packaging of our silicone preloaded IOL injectors and final inspection of our acrylic preloaded IOL injectors at the Ichikawa City facility.

Corporate Information
Originally incorporated in California in 1982, STAAR reincorporated in Delaware in 1986. Our executive offices are located at 1911 Walker Avenue, Monrovia, California 91016, and our telephone number is (626) 303-7902. Our website address is www.staar.com. The information on our website is not a part of this prospectus.

The Offering
Common stock offered
1,739,000 shares (or 1,999,850 if the underwriters’ option to purchase additional shares is exercised in full)
Common stock to be outstanding after this offering
43,684,485 shares (or 43,945,335 if the underwriters’ option to purchase additional shares is exercised in full)
Option to purchase additional shares
We have granted the underwriters an option to purchase additional shares of our common stock. The option is exercisable, in whole or in part, for a period of 30 days following the date of this prospectus supplement.
Use of Proceeds
We intend to use the net proceeds of this offering to fund our operations, which may include advancing and broadening commercialization of our ICL family of products, funding pipeline research and development activities and clinical trials, funding incremental investments in automation and precision manufacturing, and capital expenditures, such as information systems, and for general corporate purposes, including working capital.
Nasdaq Global Market symbol
STAA
Risk Factors
See “Risk Factors” on page S-4 of this prospectus supplement and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.
Except as otherwise indicated, the number of shares of our common stock shown to be outstanding after this offering throughout this prospectus supplement is based on 41,945,485 shares outstanding on August 6, 2018, and excludes:
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4,113,952 shares of our common stock issuable upon the exercise of outstanding stock options as of August 6, 2018, with a weighted average exercise price of  $11.43 per share;

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348,929 shares of common stock issuable upon vesting of outstanding restricted stock units as of August 6, 2018; and

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2,504,392 shares of our common stock available for future issuance under our Amended and Restated STAAR Surgical Company Omnibus Equity Incentive Plan.

In addition, except as otherwise indicated, the information throughout this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares of our common stock from us in the offering.

Dividend Policy
We intend to retain any future earnings to finance the growth and development of our business and do not anticipate paying any cash dividends in the foreseeable future. The declaration and payment of any such dividends in the future depend upon our earnings, financial condition, capital needs, and other factors deemed relevant by our Board of Directors, and may be restricted by future agreements with lenders.

Risk Factors
Investment in our securities involves a high degree of risk. You should carefully consider the risks described below, as well as the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and all other information included or incorporated by reference in this prospectus, before making a decision to invest in our common stock. These risks are not the only ones we face. These risks and uncertainties, as well as other risks that we cannot foresee at this time, have the potential to affect our business, financial condition, results of operations, cash flows, strategies and prospects in a material and adverse manner. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference also contain forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated or implied in these forward-looking statements because of factors beyond our control, including the risks faced by us described below and in the documents incorporated herein by reference.
Risks Related to Our Business
We have a history of losses that may continue in the future.
We have reported losses in four of the past five years. Our near-term profitability is challenged by the competitive nature of our industry, our continued investment in operations, and the other risks to our business detailed herein. There can be no guarantee that we will achieve growth, or profitability, in the near term, or at all. If unexpected events increase our expenses or harm the performance of our business, we may need to seek additional financing. We may also identify opportunities to expand our business that require additional financing. Should we need additional working capital, our ability to raise capital through sales of equity securities depends on general market conditions and the demand for our common stock. We may be unable to raise adequate, if any, capital through sales of equity securities, and if our stock has a low market price at the time of such sales, our existing stockholders could experience economic dilution. We may also have difficulty obtaining debt financing on acceptable terms, if at all, or renewing existing debt facilities. If additional funds are raised through the incurrence of debt, we will incur debt servicing costs and may become subject to restrictive financial and other covenants. An inability to secure additional financing if it is needed in the future could require us to forego opportunities for expansion, or could adversely affect our operations and financial position. Also, if we cannot continue to generate positive cash flow from operations, we may have to reduce our costs which could materially and adversely affect our ability to execute our operations and expand our business.
FDA compliance issues may adversely impact our operations.
Quality system and other deficiencies observed at certain of our facilities during inspections have led to FDA Warning Letters, FDA Form 483s and delays in product approvals until the FDA determines we have resolved its concerns. For example, on May 21, 2014, we received a Warning Letter from the FDA citing alleged violations of the current Good Manufacturing Practices (“cGMP”) requirements of the Quality System Regulation (“QSR”) identified by the FDA during an inspection of the Company’s manufacturing facility in Monrovia, California in early 2014. We manufacture most of our products at the Monrovia facility. On June 20, 2018, we announced receipt of a letter from the U.S. Food and Drug Administration lifting the Warning Letter, which reopens the regulatory pathway for us to obtain U.S. approval for products; however, obtaining product approval remains a costly and lengthy process and it is too soon to tell whether the lifting of the Warning Letter will result in regulatory approvals, expanded U.S. sales or the timing of such developments. For example, there is no assurance that the lifting of the Warning Letter will result in approval of our supplemental premarket approval (“PMA”) from the FDA for the Toric ICL.
Despite the lifting of the Warning Letter, the FDA retains the authority to impose additional regulatory action on STAAR. If we fail to demonstrate continued compliance, we could be subject to fines, injunctions, Warning Letters, consent decrees, prosecution, civil money penalties, criminal penalties, costs of repairs and replacements, refunds, recalls or seizures of products, total or partial suspension of production and marketing, the FDA’s refusal to grant future premarket approvals, and/or withdrawals or suspensions of approvals or clearance for current products. Any such further action might severely impair our ability to do business and financial condition.

Our management expects to devote significant resources and attention to our quality systems and compliance with QSR and other regulatory requirements for the foreseeable future as part of the ordinary course of business. We cannot ensure that our efforts will be successful and failure to achieve or maintain compliance may materially and adversely impact our business and operations, as noted above.
We rely and depend on independent distributors in international markets.
Except for the U.S., Japan, Spain, Germany, Canada, the U.K. and Singapore, we sell our products through independent distributors who generally control the importation and marketing of our products within their territories. We generally grant exclusive rights to these distributors and rely on them to understand local market conditions, to diligently sell our products and to comply with local laws and regulations. Our agreements with distributors and local laws can make it difficult for us to quickly change from a distributor who we feel is underperforming. If we do terminate an independent distributor, we may lose customers who have been dealing with that distributor, and may be required to compensate the distributor for termination. Because these distributors are independent, it may be difficult for us to detect failures in our distributors’ performance or compliance. Actions by independent distributors could result in declining sales in that territory, harm to the reputation of our company or our products, or legal liability. For example, if Shanghai Langsheng, which accounted for more than 26% of our fiscal 2017 consolidated net sales, and more than 40% of net sales in our fiscal quarter ended June 29, 2018, ceased to serve as our distributor, or significantly underperformed our expectations, we may experience a substantial reduction in sales.
Unfavorable economic conditions or negative publicity concerning complications of laser eye surgery could hurt sales of our refractive products.
During our fiscal quarter ended June 29, 2018, approximately 80% of our revenue was derived from ICL lenses used in refractive procedures. Refractive surgery is an elective procedure generally not covered by health insurance. Patients must pay for the procedure, frequently through installment financing arrangements with third parties. They can defer the choice to have refractive surgery if they lack the disposable income to pay for it or do not feel their income is secure. Economic stagnation, lack of consumer confidence or new recessions in any of our larger markets could slow ICL sales growth or, if severe, cause declines in sales. Because the ICL is our best selling and highest gross margin product, restricted growth or a decline in its sales could materially harm our business.
We believe that negative publicity in the past regarding the potential complications of refractive surgery and potential patient dissatisfaction, in particular because of LASIK and other corneal laser-based procedures, decreased patient interest in LASIK as well as all other refractive procedures. Depending on the nature and severity of any future negative publicity about refractive surgery, the growth of ICL sales could be limited or sales could decline due to decreased patient interest in all refractive surgery.
Disruptions in our supply chain or failure to adequately forecast product demand could result in significant delays or lost sales.
The loss of a material supplier could significantly disrupt our business. In some cases, we obtain components used in certain of our products from single sources. If we experience difficulties acquiring sufficient quantities of required materials or products from our existing suppliers, or if our suppliers are found to be non-compliant with the FDA’s QSR, other applicable laws, or STAAR’s requirements, then qualifying and obtaining the required regulatory approvals to use alternative suppliers may be a lengthy and uncertain process during which production could be delayed and we could lose sales.
Our sources of supply for raw materials may be threatened by shortages and other market forces, by natural disasters, by the supplier’s failure to maintain adequate quality or a recall initiated by the supplier. Even when substitute suppliers are available, the need to verify the substitute supplier’s regulatory compliance and the quality standards of the replacement material could significantly delay production and materially reduce our sales.
In particular, we manufacture the proprietary collagen-based raw material used in our ICLs and IOLs internally. If the supply of these collagen-based raw materials is disrupted, it could result in our inability to manufacture those products and would have a material adverse effect on STAAR. The loss of our external supply source for silicone material, polymer for injectors or acrylic lenses could also cause us material harm.

Further, any failure by us to forecast demand for or to maintain an adequate supply of, raw material and finished product could result in an interruption in the supply of certain products and a decline in the sales of that product. If our suppliers or we are unable or our suppliers are unwilling to meet our manufacturing requirements, we may not be able to produce enough materials or products in a timely manner, which could cause a decline in our sales.
Because our business is global, our sales and profits may fluctuate or decline in response to changes in foreign currency exchange rates and other international risks.
Activities outside the U.S. accounted for approximately 91% of our total sales during 2017. Foreign currency fluctuations could result in volatility of our revenue. The results of operations and the financial position of our Japanese subsidiary are reported in Japanese yen and then translated into U.S. dollars at the applicable exchange rates for inclusion in our consolidated financial statements, exposing us to translation risk. In addition, we are exposed to transaction risk because we incur some of our sales and expenses currencies other than the U.S. dollar. Our most significant currency exposures are to the Japanese yen, the euro, and the Swiss franc, and the exchange rates between these currencies and the U.S. dollar may fluctuate substantially. We do not actively hedge our exposure to currency rate fluctuations. The strengthening of the U.S. dollar would likely negatively impact our results. We price some of our products in U.S. dollars, and thus changes in exchange rates can make our products more expensive in some offshore markets and reduce our sales. Inflation in emerging markets could also make our products more expensive and increase the credit risks to which we are exposed. Future foreign currency fluctuations could favorably or unfavorably impact and increase the volatility of our revenue, profitability, and stock price.
Economic, social, and political conditions, laws, practices, and local customs vary widely among the countries in which we sell our products. Our operations outside of the U.S. face a number of risks and potential costs, including, enjoying less stringent protection of intellectual property, and facing economic, political, and social uncertainty in some countries, especially in emerging markets. For example, sales in certain Asian and developing markets may result in lower margins and higher exposure to intellectual property infringement or counterfeits. Further, trade disputes between the United States and its significant trading partners, including China, may adversely affect our sales, including as a result of the imposition of tariffs or other barriers or restrictions on trade, or increase our costs. In addition, the institution of trade tariffs both globally and between the U.S. and China specifically could negatively impact the overall economic condition in our markets, including China, which could have a negative effect on our sales. Also, we are exposed to credit and collectability risk on our trade receivables with customers in certain international markets. There can be no assurance we can effectively limit our credit risk and avoid losses and our ability to transfer foreign earnings to the U.S. may be subject to taxes or restricted or result in incurring substantial costs. Our continued success as a global company depends, in part, on our ability to develop and implement policies and strategies that are effective in anticipating and managing these and other risks in the countries where we do business. These and other risks may have a material adverse effect on our operations in any particular country and on our business, financial condition, and results of operations as a whole.
We may not be able to fully use our recorded tax loss carryforwards.
We have accumulated approximately $132.5 million of U.S. federal tax net operating loss carryforwards as of December 29, 2017, which can be used to offset taxable income in future quarters if our U.S. operations become profitable. If unused, these tax loss carryforwards will begin to expire between 2020 and 2037. At this time, we do not believe our U.S. operations will generate sufficient profitability during the near term to enable us to use the totality of our net operating loss carryforwards before they expire. Also, currently, if we generate profits on a consolidated basis, those profits are expected to be primarily generated outside the U.S. and subject to income taxes, which cannot be offset with U.S. loss carryforwards. If profits occur in the U.S., this will enable us to begin using our tax loss carryforwards in the U.S., but changes in tax laws could prevent or hinder us from realizing the full benefits of the U.S. loss carryforwards. Our ability to utilize any future net operating losses may also be limited by the recently enacted legislation commonly known as the Tax Cuts and Jobs Act, or the Tax Act. Under the Tax Act, the amount of post-2017 net operating losses that we are permitted to deduct in any taxable year is limited to 80% of our taxable income in such year. In addition, the Tax Act generally eliminates the ability to carryback any net operating loss to prior taxable years, while allowing post-2017 unused net operating losses to be carried forward indefinitely. Due to these changes under the Tax Act, we may not be able to realize a tax benefit from the use of our net operating losses, whether or not we generate profits in future years. Moreover, if we were to experience a significant change in ownership, Internal Revenue Code Section 382 may restrict the future utilization of our tax loss carryforwards even if our U.S. operations generate significant profits.
We are vulnerable to any loss of use of our principal manufacturing facility.
We manufacture most of our products at a single facility in Monrovia, California, which is the sole manufacturing facility for our ICLs and IOLs. All or a portion of the Monrovia facility could suffer catastrophic loss due to fire, flood, earthquake, terrorism or other natural or man-made disasters, including manufacturing challenges such as equipment failure. Developing a second manufacturing site would require significant expense for personnel and equipment and a long period to obtain regulatory approvals. Our California and Japanese facilities are in areas where earthquakes could cause catastrophic loss.
In our major markets, regulatory approval to manufacture materials and sell our products is generally limited to the current manufacturing site, and changing the site requires applications to and approval from regulatory bodies prior to commercialization. To satisfy our own quality standards as well as regulations, we must follow strict protocols to confirm that products and materials made at a new site are equivalent to those made at the currently approved site. Even minor changes in equipment, supplies or processes require validation. Unanticipated delays or difficulties in manufacturing a transferred process or materials could interrupt our supply of products. Any sustained interruption in supply could cause us to lose market share and harm our business, financial condition, and results of operations.
If any or a portion of our facilities were to experience a catastrophic loss, or if one of our facilities is found not to be in compliance with regulatory requirements, it could disrupt our operations, delay production and shipments, delay or reduce sales and revenue and result in large expenses to repair or replace the facility, as well as lost customers or sales. Our insurance for property damage and business interruption may not cover any particular loss, or, if covered, be sufficient. We do not carry insurance or reserve funds for interruptions or potential losses arising from earthquakes or terrorism.
We depend on key employees.
We depend on the continued service of our senior management and other key employees. The loss of a key employee could hurt our business. It could be particularly detrimental if any key employee or employees went to work for a competitor. Also, our future success depends on our ability to identify, attract, train, motivate and retain other highly skilled personnel. Failure to do so may adversely affect our results. We do not maintain insurance policies to cover the cost of replacing the services of any of our key employees who may unexpectedly die or become disabled.
We compete with much larger companies and low-cost Asian manufacturers.
Our competitors, including Novartis (formerly Alcon), Johnson & Johnson (formerly Abbott Medical Optics, or AMO) and Valeant (formerly Bausch & Lomb), have much greater financial, technical, marketing and distribution resources and brand name recognition than we do and some of them have large international markets for a full suite of ophthalmic products. Their greater resources for research, development and marketing, and their greater capacity to offer comprehensive products and equipment to providers, makes for intense competition. Over the past several years, we have lost market share in IOL sales to some of our competitors. In addition, competitors from Asia are beginning to appear in some markets with their low-cost version of an implantable contact lens, which competes with our ICL.
Non-compliance with anti-corruption laws could lead to penalties or harm our reputation.
We are subject to anti-corruption laws in the jurisdictions in which we operate, including the U.S. Foreign Corrupt Practices Act (“FCPA”). Any failure to comply with these laws, even if inadvertent, could result in significant penalties or otherwise harm our reputation, business, financial condition, and results of operations. Our reliance on foreign subsidiaries and independent distributors demands vigilance in maintaining our policy against participation in corrupt activity. In many of our markets outside the U.S., doctors and hospital administrators may be deemed government officials. Other U.S. companies in the medical device and pharmaceutical field have faced criminal penalties under the FCPA for allowing their agents to deviate from appropriate practices in doing business with such individuals.
We could experience losses due to product liability claims.
We have been subject to product liability claims in the past and may experience such claims in the future. Product liability claims against us may not be covered, may exceed the coverage limits of our insurance policies or cause us to record a loss in excess of our deductible. A product liability claim that exceeds our insurance coverage could materially harm our business, financial condition, and results of operations. Even if an insurance policy covers a product liability loss, we must generally pay for losses until they reach the level of the policy’s stated deductible or retention amount after which the insurer begins paying. The payment of retentions or deductibles for a significant number of claims could have a material adverse effect on our business, financial condition, and results of operations.
Any product liability claim would divert managerial and financial resources and could harm our reputation with customers. We cannot assure you that we will not have product liability claims in the future or that such claims would not have a material adverse effect on our business.
Our defined benefit pension plans are currently underfunded and we may be subject to significant increases in pension benefit obligations under those pension plans.
We sponsor two defined benefit pension plans through our wholly owned Swiss and Japanese subsidiaries, which we refer to as the “Swiss Plan” and the “Japan Plan,” respectively. Both plans are underfunded and may require significant cash payments. We determine our pension benefit obligations and funding status using many assumptions. If the investment performance does not meet our expectations, or if other actuarial assumptions are modified, or not realized, we may be required to contribute more than we currently expect and increase our future pension benefit obligations to be funded from our operations. Our pension plans taken together are underfunded by approximately $4.7 million ($1.4 million for the Japan Plan and $3.3 million for the Swiss Plan) as of December 29, 2017. If our cash flow from operations is insufficient to fund our worldwide pension obligations, as well as other cash requirements, we may be materially and adversely harmed and may have to seek additional capital.
Our activities involve hazardous materials, emissions, and use of an irradiator and may subject us to environmental liability.
Our manufacturing, research and development activities involve the use of hazardous materials and equipment and use of an irradiator. Federal, state and local laws and regulations govern the use, manufacturing, storage, handling and disposal of these materials and certain waste products in the places where we have operations. We cannot eliminate the risk of accidental contamination or injury from these materials and equipment. Remedial environmental actions could require us to incur substantial unexpected costs, which could materially and adversely affect our financial condition and results of operations. If we were involved in an environmental accident or found to be in substantial non-compliance with applicable environmental laws, it could harm our reputation, and we could be held liable for damages or penalized with fines.
Data corruption, cyber-based attacks or network security breaches and noncompliance with data protection regulations could negatively impact our operations.
We depend on information technology networks and our information technology infrastructure for electronic communications among our locations around the world and between our personnel and our subsidiaries, customers, and suppliers. The integrity and protection of our customer, vendor, supplier, employee, and other Company data, is an important part of our business. Addressing applicable security and privacy regulations may increase our operating costs or adversely affect our business operations.
Unauthorized parties may also gain access to our systems or facilities. Security breaches could disrupt our operations, and result in lost or misappropriated information. Despite the security measures we have in place, our facilities and systems, and those of our suppliers, distributors and customers with whom we do business, may be vulnerable to security breaches, cyber-attacks, or other similar events. Any security breach of Company information could have a material adverse effect on our business, results of operations and financial condition. Also, certain of our information technology systems are not redundant, and our disaster recovery planning is not sufficient for every eventuality. Despite any precautions we may take, such events could harm our reputation and financial results.
We are subject to various data protection regulations in different jurisdictions, including the General Data Protection Regulation (Regulation (EU) 2016/679) (GDPR). We have made and continue to engage in compliance efforts to satisfy these regulations, however, we may be unsuccessful in complying with applicable requirements, and may be at risk of enforcement actions and/or subject to fines, including those imposed by a data protection authority. As a result, we may incur substantial expense in complying with data protection regulations and may be distracted from other aspects of our business.
The increased use of social media platforms and mobile technologies presents additional risks and challenges.
New technologies are increasingly used to communicate about our products and the health conditions they are intended to treat. The use of these media poses risks to our business and requires specific attention and monitoring. For example, patients, competitors, or others may use these channels to comment on the safety or effectiveness of a product and to report an alleged adverse event. Negative posts or comments about us or our business on any social networking web site could harm our reputation. In addition, our employees may use social media tools and mobile technologies inappropriately, which may give rise to liability, or which could lead to the exposure of sensitive information. In either case, such uses of social media and mobile technologies could have a material adverse effect on our business, financial condition, and results of operations.
Acquisitions of technologies, products, and businesses could disrupt our operations, involve increased expenses and present risks not contemplated at the time of the transactions.
We may consider and, as appropriate, make acquisitions of technologies, products, and businesses that we believe are complementary to our business. Acquisitions typically entail many risks and could result in difficulties in integrating the operations, personnel, technologies, and products acquired, and mitigating the risk of unknown liabilities some of which may result in significant payments or charges to earnings.
If we are unable to successfully integrate our acquisitions with our existing business, we may not obtain the advantages that the acquisitions were intended to create, which may materially adversely affect our business, and our ability to develop and introduce new products. Actual costs and sales synergies, if achieved at all, may be lower than we expect and may take longer to achieve than we anticipate. Acquisitions may also divert management’s attention from our core business. Furthermore, the products of companies we acquire may overlap with our products or those of our customers, creating conflicts with existing relationships or with other commitments that are detrimental to the integrated businesses.
If we are not able to manage growth successfully, this could adversely affect our business, financial condition, and results of operations.
If we continue to experience rapid growth, this places a significant strain on financial, operational, and managerial resources. We must continue to implement and enhance our managerial, operational and financial systems, expand our operations, and continue to recruit and train qualified personnel. There can be no assurance that our strategic and operational planning will allow us to adequately manage anticipated growth. Any inability to successfully manage growth could materially and adversely affect our business, financial condition, and results of operation.
Risks Related to the Ophthalmic Products Industry
Unless we keep pace with advances in our industry and persuade physicians to adopt our new products, our sales will not grow and may decline.
Our future growth depends, in part, on our ability to timely develop products to treat diseases and disorders of the eye that are more effective, safer, or incorporate emerging technologies better than our competitors’ products, and are accepted by physicians and patients. Sales of our existing products may decline rapidly if one of our competitors introduces a superior product, or if we announce a new product of our own. If we focus on research and development or technologies that do not lead to better products, more effective or advanced products could surpass our current and planned products. In addition, such product development efforts could require a significant investment of resources. If we are able to develop new products, we must manufacture these products economically and market them successfully by demonstrating to enough eye-care professionals the overall benefits of using them. If we do not timely develop new products that meet market demand or if there is insufficient demand for our new products, our sales and results of operations could be harmed.
Resources devoted to research and development may not yield new products that achieve regulatory approval or commercial success.
Development of new implantable technology, from discovery through testing and registration to initial product launch, is expensive and time-consuming. Because of the complexities and uncertainties of ophthalmic research and development, products we are developing, including those currently in development, may not complete the development process or obtain the regulatory approvals required for us to successfully market the products. Our new products, including those currently under development, may fail to become commercially successful.
We may be required to conduct extensive clinical trials to demonstrate safety and efficacy of new or enhanced products, which clinical trials are expensive, complex, can take years to complete, and have highly uncertain outcomes.
In order to further advance the development of, and ultimately receive regulatory approval to manufacture and sell, our new products or product enhancements, we may be required to conduct extensive clinical trials to demonstrate their safety and efficacy to the satisfaction of the FDA or regulatory authorities in other countries. Clinical trials are expensive, complex, can take many years to complete, and have highly uncertain outcomes. Delays, setbacks, or failures can occur at any time, or in any phase of the clinical trials, and can result from concerns about safety, a lack of demonstrated efficacy, or poor study or trial design. The commencement and completion of clinical trials may be delayed or prevented by many factors, including, but not limited to:
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an inability to timely identify and reach agreement on acceptable terms with prospective clinical trial sites and entities involved in the conduct of our clinical trials;

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failure by third-party clinical trial managers to comply with applicable regulations or protocols;

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flaws in the design of the clinical trials;

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slower than expected rates of patient recruitment and enrollment;

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periodic amendments to clinical trial protocols to address certain variables which arise during the course of a trial;

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lack of effectiveness of our products; or

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unforeseen safety issues.

We are subject to extensive government regulation worldwide, which increases our costs and could prevent us from selling our products.
We are regulated by regional, national, state and local agencies in the U.S. as well as governmental authorities in those international countries in which we manufacture or distribute products, such as in Europe and Asia. These regulations may govern the research, development, manufacturing, and commercial activities relating to medical devices, including their design, pre-clinical and clinical testing, clearance or approval, production, labeling, sale, distribution, import, export, post-market surveillance, advertising, dissemination of information and promotion. Failure to receive necessary approvals in foreign jurisdictions on a timely basis, or at all, could harm our business and operating results. In addition, regulations and requirements for approvals can vary in each international country, which can significantly increase the costs to sell our products in these international countries.

Complying with government regulation substantially increases the cost of developing, manufacturing and selling our products.
Competing in the ophthalmic products industry requires us to introduce new or improved products and processes continuously, and to submit these to the FDA and other regulatory bodies for clearance or approval. Obtaining clearance or approval can be a long and expensive process, and clearance or approval is never certain. For example, the FDA or another country’s regulatory agency, could require us to conduct an additional clinical trial prior to granting clearance or approval of a product and such clinical trial could take a long time and have substantial expense. Furthermore, there is no assurance that clearance or approval will be granted.
If a regulatory authority delays or does not grant approval of a potentially significant product, the potential sales of the product and its value to us can be substantially reduced. Even if the FDA or another regulatory agency clears or approves a product, the clearance or approval may limit the indicated patient populations or uses of the product, or may otherwise limit our ability to promote, sell and distribute the product, or may require post-marketing studies or surveillance. If we cannot obtain timely regulatory clearance or approval of our new products, or if the clearance or approval is too narrow, we will not be able to successfully market these products, which would eliminate or reduce our potential sales and earnings.
In addition, the FDA and other regulatory authorities may change their clearance and approval policies, adopt additional regulations, or revise existing regulations, or take other actions which may prevent or delay approval or clearance of our products under development, cause the loss of previously received approvals or clearances or impact our ability to modify our currently cleared products on a timely basis.
We depend on proprietary technology but our intellectual property protections may be limited.
While we rely on patents, trademarks, trade secrecy laws, contractual provisions and confidentiality procedures and copyright laws to protect the proprietary aspects of our technology, we rely more on trade secrets and know-how, which may not prevent third parties from using publicly available information to access our technology. With respect to our patents, any of them may be challenged, invalidated, circumvented or rendered unenforceable. Any of our pending patent applications may fail to result in an issued patent or fail to provide meaningful protection against competitors or competitive technology. Litigation may be necessary to enforce our intellectual property rights, and to protect or determine the validity and scope of our proprietary rights. We also challenge others’ patents or patent applications from time to time. Any litigation could result in substantial expense, may reduce our profits, and may not adequately protect our intellectual property rights. In addition, we may be exposed to future litigation by third parties based on claims that our products infringe their intellectual property rights. This risk is exacerbated by the fact that the validity and breadth of claims covered by patents in our industry may involve complex legal issues that are open to dispute. Any litigation or claims against or instituted by us, whether or not successful, could result in substantial costs, divert resources and the efforts of our personnel away from daily operations, harm our reputation, result in the impairment of our intellectual property rights, limit our ability to pursue future products and/or otherwise materially adversely impact our business.
We may not successfully replace our existing products, including those that lose or have lost patent protection.
As our existing patents expire, many of which already expired over the past several years, our competitors may introduce products using the same technology. Because of this possible increase in competition, we may lose sales and/or may need to reduce our prices to maintain sales of our products, which would make them less profitable. If we fail to develop and successfully launch new products and/or obtain new patents, our sales and profits with respect to our products could decline significantly. We may not be able to develop and successfully launch more advanced replacement products.
While we will continue developing intellectual property protections for our future products, third parties may pursue blocking patents that limit our ability to manufacture such products.
We plan to continue relying on patents, trade secrets and other intellectual property rights to protect products and technology that we may develop or employ in the future, but third parties may develop and obtain patents covering such products or technology. In such event, we may need to obtain licenses for such patents. However, we may not be able to obtain licenses on reasonable terms, if at all, which could limit our ability to manufacture our future products and operate our business.

Laws pertaining to healthcare fraud and abuse could materially adversely affect our business, financial condition, and results of operations.
We are subject to various federal, state, local and international laws targeting fraud and abuse in the healthcare industry, including anti-kickback and false claims laws. Violations of these laws are punishable by criminal or civil sanctions, including substantial fines, imprisonment, and exclusion from participation in healthcare programs such as Medicare and Medicaid, and health programs outside the United States. These laws and regulations are wide ranging and subject to changing interpretation and application, which could restrict our sales or marketing practices. Furthermore, because many of our customers, particularly IOL customers, rely on reimbursement from Medicare, Medicaid, and other governmental programs to cover a substantial portion of their expenditures, our exclusion from such programs because of a violation of these laws could have a material adverse effect on our business, results of operations, financial condition, and cash flow.
If we recall a product, the cost and damage to our reputation could harm our business.
We have voluntarily recalled our products in the past and recalls could take place again. We may also be subject to recalls initiated by manufacturers of products we distribute. We cannot eliminate the risk of a material recall in the future. Recalls can result in lost sales of the recalled products themselves, and can result in further lost sales while replacement products are manufactured, especially if the replacements must be redesigned or approved by regulatory authorities prior to distribution. If recalled products have already been implanted, we may bear some or all of the cost of corrective surgery. Recalls may also damage our professional reputation and the reputation of our products. The inconvenience caused by recalls and related interruptions in supply, the underlying causal issues, and the damage to our reputation, could cause professionals to discontinue using our products.
Companies are required to maintain certain records of actions, even if they determine such actions are not reportable to the FDA or other regulatory bodies. If we determine that certain actions do not require notification of the FDA or others, the FDA or other regulatory bodies may disagree with our determinations and require us to report those actions as recalls. In addition, the FDA or other regulatory bodies could take enforcement action for failing to report the recalls when they were conducted or failing to timely report or initiate a reportable product action. Moreover, depending on the corrective action we take to redress a product’s deficiencies or defects, the FDA or other regulatory bodies may require, or we may decide, that we will need to obtain new approvals or clearances for the device before we may market or distribute the corrected device. Seeking such approvals or clearances may delay our ability to replace the recalled devices in a timely manner.
Changes in FDA or international regulations related to product approval, including those that apply retroactively, could make us less competitive and harm our business.
FDA and foreign regulations depend heavily on administrative interpretation, and we cannot assure you that future interpretations made by the FDA or other regulatory bodies, with possible retroactive effect, will not adversely affect us. Additionally, any changes, whether in interpretation or substance, in existing regulations or policies, or any future adoption of new regulations or policies by relevant regulatory bodies, could rescind, prevent or delay approval of our products, which could materially impact our competitive position, business, and financial results. Further, we or our distributors have obtained regulatory approvals outside the United States for many of our products. We or our distributors may be unable to maintain regulatory qualifications, clearances or approvals in these countries or obtain qualifications, clearances, or approvals in other countries. If we are not successful in doing so, our business and financial condition will be harmed.
If our products, or malfunction of our products, cause or contribute to a death or a serious injury, we will be subject to medical device reporting regulations, which can result in voluntary corrective actions, agency enforcement actions and harm to our results.
Under the FDA regulations, we are required to report to the FDA any incident in which our product may have caused or contributed to a death or serious injury or in which our product malfunctioned and, if the malfunction were to recur, would likely cause or contribute to death or serious injury. In addition, all manufacturers placing medical devices in international markets, such as European Union and Asian markets, are legally bound to report any serious or potentially serious incidents involving devices they produce or sell to the relevant authority in whose jurisdiction the incident occurred. In the future, we may experience events that would require reporting to the FDA pursuant to the Medical Device Reporting (“MDR”) regulations or to other regulatory bodies pursuant to international regulations. Any adverse event involving our products could result in future voluntary corrective actions, such as product actions or customer notifications, or agency actions, such as inspection, mandatory recall, or other enforcement action. Any corrective action, whether voluntary or involuntary, as well as defending ourselves in a lawsuit, will require the dedication of our time and capital, distract management from operating our business, and may harm our reputation and financial results.
The decision to file an MDR involves a judgment by us as the manufacturer. We have made decisions that certain types of events are not reportable under the MDR and similar regulations; however, there can be no assurance that the FDA or other regulatory bodies will agree with our decisions. If we fail to report MDRs to the FDA or other regulatory bodies within the required timeframes, or at all, or if the FDA or others disagree with any of our determinations regarding the reportability of certain events, the FDA or other regulatory bodies could take enforcement actions against us, which could have an adverse impact on our reputation and financial results.
If we modify our products, we may have to obtain new marketing clearances or approvals, or may have to ease marketing or recall the modified products until clearances or approvals are obtained.
Any modification to a 510(k)-cleared device that could significantly affect its safety or effectiveness, including any significant change in design or manufacture, or that would constitute a major change in its intended use, requires a new 510(k) clearance or, possibly, approval of a PMA. The FDA requires every manufacturer to make this determination in the first instance, but the FDA may review any manufacturer’s decision. The FDA may not agree with our decisions regarding whether new clearances or approvals are necessary. We have modified some of our 510(k) cleared and PMA approved products, and have determined based on our review of the applicable FDA guidance that in certain instances new 510(k) clearances or premarket approvals are not required. If the FDA disagrees with our determination and requires us to submit new 510(k) notifications or PMAs for modifications to our previously cleared products for which we have concluded that new clearances or approvals are unnecessary, we may be required to cease marketing and/or to recall the modified product until we obtain clearance or approval, and we may be subject to significant regulatory fines or penalties.
Regulatory agencies in other countries similarly require approval or clearance prior to our marketing or selling products in those countries. We rely on our distributors to obtain regulatory clearances or approvals of our products in certain countries outside of the United States. If we or our distributors are unable to obtain additional clearances or approvals needed to market existing or new products in the United States or elsewhere or obtain these clearances or approvals in a timely fashion or at all, or if our existing clearances or approvals are revoked or restricted, our revenues and profitability may decline.
Investigations and allegations, whether or not they lead to enforcement action or litigation, can materially harm our business and our reputation.
Our failure to comply with the requirements of the FDA or other regulators can result in civil and criminal fines, the recall of products, the total or partial suspension of manufacturing or distribution, seizure of products, injunctions, lawsuits, failure to obtain approval of pending product applications, withdrawal of existing product approvals, exclusion from participation in government healthcare programs and other sanctions. Any threatened or actual government enforcement action can also generate adverse publicity and require us to divert substantial resources from more productive uses in our business. Enforcement actions could affect our ability to distribute our products commercially and could materially harm our business.
In addition, negative publicity about investigations or allegations of misconduct, even without a finding of misconduct, could harm our reputation with professionals and the market for our common stock. Responding to investigations or conducting internal investigations can be costly, time-consuming, and disruptive to our business.

Risks Related to this Offering and to Ownership of Our Common Stock
The market price of our common stock is likely to be volatile.
The market price for our common stock has fluctuated widely. The closing price of our common stock has varied between a high of  $39.90 per share on August 6, 2018 and a low of  $10.40 per share on August 7, 2017 during the twelve-month period ended August 6, 2018. Our stock price could continue to experience significant fluctuations in response to factors such as market perceptions, quarterly variations in operating results, operating results that vary from the expectations of securities analysts and investors, changes in financial estimates, changes in the business and market valuations of competitors, announcements by us or our competitors of a material nature, additions or departures of key personnel, future sales of our common stock and stock volume fluctuations. Also, general political and economic conditions such as a recession or interest rate fluctuations may adversely affect the market price of our common stock.
Because we do not intend to pay dividends, stockholders will benefit from an investment in our common stock only if it appreciates in value.
We have not paid any cash dividends on our common stock since our inception. We currently expect to retain any earnings for use to further develop our business, and do not expect to declare cash dividends on our common stock in the foreseeable future. The declaration and payment of any such dividends in the future depends upon our earnings, financial condition, capital needs, and other factors deemed relevant by our Board of Directors, and may be restricted by future agreements with lenders. As a result, the success of an investment in our common stock will depend entirely upon any future appreciation. There is no guarantee that our common stock will appreciate in value or even maintain the price at which stockholders purchase their shares.
Our Certificate of Incorporation and Bylaws, anti-takeover provisions of Delaware law, and contractual provisions could delay or prevent an acquisition or sale of our company.
Our Certificate of Incorporation empowers our Board of Directors to issue one or more series of preferred stock, and to determine the rights of each such series as provided in our Certificate of Incorporation. These provisions give our Board of Directors the ability to deter, discourage or make more difficult a change in control of our company, even if such a change in control could be deemed in the interest of our stockholders or if such a change in control would provide our stockholders with a substantial premium for their shares over the then-prevailing market price for our common stock. Our Certificate of Incorporation and Bylaws contain other provisions that could have an anti-takeover effect, including the following:
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stockholders cannot act by written consent;

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stockholders cannot fill vacancies on our Board of Directors;

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certain provisions, including those related to changing the number of directors, limiting our stockholders’ ability to fill vacancies on our Board of Directors, prohibiting stockholder action by written consent, and amending such provisions, cannot be altered, amended or repealed, and provisions inconsistent therewith cannot be adopted, without the affirmative vote of holders of at least two-thirds in voting power of our outstanding shares of common stock entitled to vote thereon; and

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stockholders must give advance notice to nominate directors or propose other business.

In addition, we are generally subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law, which regulates corporate acquisitions. These provisions could discourage potential acquisition proposals and could delay or prevent a change in control transaction. They could also have the effect of discouraging tender offers for our common stock or prevent changes in our management.
Ownership of our common stock is concentrated among a few investors, which may affect the ability of a third party to acquire control of us. Substantial sales by such investors could cause our common stock price to decline.
Our largest three investors beneficially own close to 50% of our outstanding common stock. Our investors recommended three of our current five directors. The sale of a substantial number of shares of our common stock by any or all of our largest investors or our other stockholders within a short period of time could cause our common stock price to decline, make it more difficult for us to raise funds through future offerings of our common stock or acquire other businesses using our common stock as consideration.
In addition, having such a concentration of ownership may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from seeking to acquire, a majority of our outstanding common stock or control of our Board of Directors, including through a proxy solicitation.
Future sales of our common stock could reduce our stock price.
We could issue additional shares of common or preferred stock to raise additional capital or for other corporate purposes without stockholder approval. In addition, we could designate and sell a class of preferred stock with preferential rights over our common stock with respect to dividends or other distributions. Also, we have filed a universal shelf registration statement with the Securities and Exchange Commission. After this offering, the shelf registration statement is available to cover the future public offering and sale of up to $132,179,000, or $122,005,850 if the underwriters’ option to purchase additional shares is exercised in full, in equity or debt securities or any combination of such securities. Sales of our common or preferred stock under the shelf registration or in other transactions could dilute the interest of existing stockholders and reduce the market price of our common stock. Even in the absence of such sales, the perception among investors that additional sales of equity securities may take place could reduce the market price of our common stock.
We have broad discretion in how we use the net proceeds of this offering, and we may not use these proceeds effectively or in ways with which you agree.
Our management will have broad discretion in applying the net proceeds from this offering, including for any of the purposes in the section entitled “Use of Proceeds,” and could use them for purposes other than those contemplated at the time of this offering. You will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary from their currently intended use. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase the market price of our common stock. Pending their use, we may invest the net proceeds to us from this offering in short-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders.
If you purchase the common stock sold in this offering, you will experience immediate and substantial dilution in your investment.
The offering price per share of our common stock in this offering exceeds the net tangible book value per share of our common stock. Assuming that an aggregate of 1,739,000 shares of our common stock are sold in this offering, for net proceeds to us of approximately $63,141,351, before deduction of offering expenses payable by us, or approximately $72,612,554 if the underwriters’ overallotment option is exercised in full, our net tangible book value as of June 29, 2018 would have been approximately $111,829,000, or $2.56 per share, or approximately $121,300,000, or $2.76 per share, if the underwriters’ overallotment option is exercised in full. This as-adjusted net tangible book value represents an immediate increase in net tangible book value of  $1.39 per share to existing stockholders and an immediate dilution in net tangible book value of  $36.44 per share to purchasers of common stock in this offering. If the underwriters exercise their option in full to purchase 260,850 additional shares of common stock in this offering, this as-adjusted net tangible book value represents an immediate increase in net tangible book value of  $1.59 per share to existing stockholders and an immediate dilution in net tangible book value of  $36.24 per share to purchasers of common stock in this offering. See the section titled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

Use of Proceeds
We estimate that the net proceeds to us after deducting estimated offering expenses payable by us from the sale of the shares of our common stock in this offering will be approximately $62,791,351, or approximately $72,262,554 if the underwriters exercise their option in full to purchase up to 260,850 additional shares of our common stock.
We intend to use the net proceeds of this offering to fund our operations, which may include advancing and broadening commercialization of our ICL family of products, funding pipeline research and development activities and clinical trials, funding incremental investments in automation and precision manufacturing, and capital expenditures, such as information systems, and for general corporate purposes, including working capital. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. Accordingly, our management will have broad discretion to allocate the net proceeds from this offering. Pending the use of the net proceeds, we intend to invest the net proceeds in short-term interest-bearing obligations, investment-grade instruments, certificates of deposit or direct or guaranteed obligations of the U.S. government.

DILUTION
Our net tangible book value as of June 29, 2018 was approximately $49,038,000, or approximately $1.17 per share of common stock. Historical net tangible book value per share represents total tangible assets, less total liabilities, divided by the number of shares of common stock outstanding at June 29, 2018. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of common stock in this offering and the net tangible book value per share of our common stock immediately after the offering.
After giving effect to our sale of shares of common stock in this offering, our net tangible book value as of June 29, 2018 would have been approximately $111,829,000, or $2.56 per share. This as-adjusted net tangible book value represents an immediate increase in net tangible book value of  $1.39 per share to existing stockholders and an immediate dilution in net tangible book value of  $36.44 per share to purchasers of common stock in this offering.
The following table illustrates this calculation on a per share dilution:
Public offering price per share	$39.00
Historical net tangible book value per share as of June 29, 2018	$1.17
Increase in net tangible book value per share attributable to the offering	$1.39
As-adjusted net tangible book value per share as of June 29, 2018 after the offering	$2.56
Dilution in net tangible book value per share to new investors	$36.44
The above discussion and number of shares in the table above assume no exercise of the underwriters’ option to purchase additional shares and exclude:
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4,113,952 shares of common stock issuable upon the exercise of outstanding stock options as of August 6, 2018, with a weighted average exercise price of  $11.43 per share;

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348,929 shares of common stock issuable upon vesting of outstanding restricted stock units as of August 6, 2018; and

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2,504,392 shares available for future issuance under our Amended and Restated STAAR Surgical Company Omnibus Equity Incentive Plan.

If the underwriters exercise their option in full to purchase 260,850 additional shares of common stock in this offering, the as-adjusted net tangible book value per share would be $2.76 per share, the increase in the net tangible book value per share to existing stockholders would be $1.59 per share and the dilution to new investors purchasing common stock in this offering would be $36.24 per share.

Material United States Federal Income Tax Consequences
This section summarizes the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of our common stock by a non-U.S. holder that acquires our common stock pursuant to this offering. We have not sought and will not seek any rulings from the Internal Revenue Service (the “IRS”) regarding the matters discussed herein. There can be no assurance the IRS or a court will not take a contrary position to that discussed in this section regarding the tax consequences of the purchase, ownership and disposition of our common stock.
For purposes of this summary, the term “non-U.S. holder” means a beneficial owner of our common stock that is, for U.S. federal income tax purposes, an individual, corporation, trust or estate that is not a U.S. holder.
For purposes of this summary, the term “U.S. holder” means a beneficial owner of our common stock for U.S. federal income tax purposes that is:
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an individual citizen or resident of the United States;

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a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if  (1) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This section assumes that non-U.S. holders will hold our common stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), (generally, property held for investment purposes). This section does not consider all of the tax consequences that may be relevant to a particular non-U.S. holder in light of its individual circumstances, nor does it address the tax consequences to non-U.S. holders subject to special treatment under the U.S. federal income tax laws, including, a controlled foreign corporation or passive foreign investment company, a person who holds or receives common stock pursuant to the exercise of any employee stock option or otherwise as compensation, a qualified foreign pension fund or an entity that is wholly owned by one or more qualified foreign pension funds, a U.S. expatriate and former citizens or long-term residents of the United States. In addition, this section does not address the treatment of a non-U.S. holder under the laws of any U.S. state or local taxing jurisdiction or any non-U.S. taxing jurisdiction. This section is based on the tax laws of the United States, including the Code, Treasury regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as currently in effect. These laws and interpretations are subject to change and subject to differing interpretations, possibly on a retroactive basis, so as to result in U.S. federal income tax consequences different from those discussed below.
This summary does not address the tax consequences to an entity treated as a partnership for U.S. federal income tax purposes or any investor in such entity. If an entity (or arrangement) classified as a partnership for U.S. federal income tax purposes holds shares of our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner or member in a partnership or other pass-through entity, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of our common stock.
This summary is for general purposes only. This summary is not intended to be, and should not be construed to be, legal or tax advice to any particular beneficial owner of our common stock. You should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of our common stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any U.S. state or local taxing jurisdiction or any non-U.S. taxing jurisdiction, and the effect of any change in applicable tax law.

Distributions
As noted elsewhere in this prospectus supplement, we do not currently pay any distributions on our common stock, and there is currently no expectation to pay any distributions on our common stock. If we were to pay distributions in the future on our common stock, they would be subject to U.S. federal income tax in the manner described below.
A distribution on our common stock will constitute a dividend for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent the distribution exceeds our current and accumulated earnings and profits, the distribution will constitute a nontaxable return of capital and will reduce the non-U.S. holder’s adjusted tax basis in our common stock, but not below zero, and any remaining excess will be treated as gain from the sale of such stock (and treated in a manner described below under “— Gain on Disposition of Common Stock”). Except as described below, non-U.S. holders will generally be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends received on our common stock, or at a lower rate if the non-U.S. holder is eligible for, and establishes an entitlement to, benefits under an income tax treaty with the United States that provides for a lower rate.
We generally will withhold tax at the lower treaty rate on dividend payments to you if you have furnished to us, or our payment agent, prior to the payment of the dividend, a valid Internal Revenue Service Form W-8BEN, W-8BEN-E or other applicable successor form upon which you certify, under penalties of perjury, your status as a non-U.S. person and your entitlement to the lower treaty rate with respect to such payments. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty with the United States but fail to timely provide the required certification, you may obtain a refund or credit of any amounts withheld in excess of that rate by timely filing an appropriate claim for refund with the U.S. Internal Revenue Service.
If dividends paid to you are “effectively connected” with your conduct of a trade or business within the United States (and, if an income tax treaty requires, are attributable to a “permanent establishment” that you maintain in the United States), you generally will not be subject to U.S. withholding tax on dividends paid on our common stock, provided that you have furnished to us, prior to the payment of the dividend, a valid Internal Revenue Service Form W-8ECI or applicable successor form upon which you represent, under penalties of perjury, that:
•
you are a non-U.S. person; and

•
the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

Any “effectively connected” dividends (or, under an applicable income tax treaty, any dividends attributable to a “permanent establishment” that you maintain in the United States) will be subject to U.S. federal income tax on a net income basis at the applicable graduated tax rates. If you are a corporate non-U.S. holder, “effectively connected” dividends that you receive also may be subject to an additional “branch profits tax” at a 30% rate, or at a lower rate if you are eligible for, and establish your entitlement to, benefits under an income tax treaty with the United States that provides for a lower rate. You should consult your tax advisor regarding the applicability of tax treaties and their eligibility for income tax treaty benefits.
Gain on Disposition of Common Stock
Subject to the discussions below under “Backup Withholding and Information Reporting” and “Foreign Account Tax Compliance Act,” if you are a non-U.S. holder, you generally will not be subject to U.S. federal income tax on gain that you recognize on a sale, exchange or other disposition of our common stock unless:
•
the gain (1) is “effectively connected” with your conduct of a trade or business within the United States and, (2) if an income tax treaty between the United States and the non-U.S. holder’s country of residency for tax purposes requires, is attributable to a “permanent establishment” or a fixed base that you maintain in the United States, in which case you will be subject to U.S. federal income tax on the gain on a net income basis at the applicable graduated rates (or in the manner provided by an applicable income tax treaty);

•
you are an individual who is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, in which case you will be subject to a 30% tax (unless an applicable income tax treaty provides for an exemption or a lower rate) on the gain derived from the sale or other disposition, which gain may be offset by the amount of certain U.S. source capital losses; or

•
we are or have been a “United States real property holding corporation” (or “USRPHC”) for U.S. federal income tax purposes and certain other requirements are satisfied, in which case the gain will be treated as effectively connected with a U.S. trade or business, taxable in the manner described. We believe that we have not been, are not and do not anticipate becoming in the foreseeable future, a USRPHC for U.S. federal income tax purposes. Even if we are or become a USRPHC, as long as our common stock is regularly traded on an established securities market, then only a non-U.S. holder that actually or constructively owns (at any time during the shorter of the five-year period preceding the date of disposition or the holder’s holding period) more than 5% of our outstanding common stock will be subject to U.S. federal income tax on the disposition of our common stock.

If you are a corporate non-U.S. holder, “effectively connected” gains that you recognize may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate, or at a lower rate if you are eligible for, and establish your entitlement to, benefits under an income tax treaty that provides for a lower rate.
Foreign Account Tax Compliance Act
Sections 1471 through 1474 of the Code, Treasury regulations promulgated and other applicable administrative guidance issued thereunder, U.S. federal withholding tax at the rate of 30% will be imposed on dividends paid on, and after December 31, 2018, gross proceeds from the sale or other disposition of, our common stock held by or through a “foreign financial institution,” as defined under such rules, unless such institution enters into an agreement with the U.S. Treasury Department to, among other things, report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons, and to withhold on certain payments. A non-U.S. financial institution may also be deemed compliant in certain circumstances if the country in which such institution resides has entered into an intergovernmental agreement with the United States for information exchanges. In addition, dividends paid on, and after December 31, 2018, gross proceeds from the sale or other disposition of, our common stock held by a non-U.S. holder that is a “non-financial foreign entity” that does not qualify for certain exemptions will be subject to withholding taxes at the rate of 30% commencing on the above dates unless such entity (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners.”
You are encouraged to consult with your own tax advisor regarding the possible implications of these rules for your investment in our common stock.
Backup Withholding and Information Reporting
Generally, we must report annually to the U.S. Internal Revenue Service and to each non-U.S. holder of our stock the amount of dividends that we paid to that holder and the amount of any tax withheld with respect to those dividends, if any. This information also may be made available to the tax authorities of a country in which you reside pursuant to the provisions of an applicable income tax treaty or information exchange agreement.
In general, a non-U.S. holder will not be subject to backup withholding at the current statutory rate with respect to payments of dividends that we make to the holder if the non-U.S. holder certifies under penalty of perjury that it is not a U.S. person (and we do not have actual knowledge or reason to know that the holder is a U.S. person, such as by furnishing a valid IRS form W-8BEN, W-8BEN-E or W-8ECI), or otherwise establishes an exemption. Under some circumstances, Treasury regulations require backup withholding at the applicable statutory rate and additional information reporting on the payment of the proceeds of a sale or other disposition of our common stock paid by or through a U.S. broker or U.S. office of a non-U.S. broker, unless:
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you provide a valid Internal Revenue Service Form W-8BEN, W-8BEN-E, W-8ECI or applicable successor form upon which you certify, under penalties of perjury, that you are a non-U.S. person; or

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you otherwise establish an exemption from backup withholding and information reporting requirements; and

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the broker does not have actual knowledge or reasons to know that the holder is a U.S. person, as defined under the Code.

Any amounts withheld under the backup withholding rules will generally be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is properly furnished to the Internal Revenue Service on a timely basis.
The foregoing discussion of material U.S. federal income tax considerations is for general information purposes only and is not tax or legal advice. You should consult your own tax advisor as to the particular tax consequences to you of owning and disposing of our common stock, including the applicability and effect of any U.S. federal, state or local or non-U.S. tax laws, and of any changes or proposed changes in applicable law.

Underwriting
We have entered into an underwriting agreement with Canaccord Genuity LLC, as representative of the underwriters named below. The underwriters’ obligations are several, which means that each underwriter is required to purchase a specific number of shares, but is not responsible for the commitment of any other underwriter to purchase shares. Subject to the terms and conditions of the underwriting agreement, each underwriter has severally agreed to purchase from us the number of shares of common stock set forth opposite its name below.
Underwriter	Number of Shares
Canaccord Genuity LLC	869,500
Canaccord Genuity Corporation	869,500
Total	1,739,000

The underwriting agreement provides that the underwriters are obligated to purchase all of the shares of common stock in the offering if any are purchased, other than those shares covered by the over-allotment option described below. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
The underwriting agreement provides that we will indemnify the underwriters against certain liabilities that may be incurred in connection with this offering, including liabilities under the Securities Act, or to contribute payments that the underwriters may be required to make in respect thereof.
We have granted an option to the underwriters to purchase up to 260,850 additional shares of common stock. This option is exercisable during the 30-day period after the date of this prospectus supplement. The underwriters may exercise this option to cover over-allotments made in connection with this offering. If this option is exercised, each of the underwriters will purchase approximately the same percentage of the additional shares as the number of shares of common stock to be purchased by that underwriter, as shown in the table above, bears to the total shown.
The underwriters have agreed to purchase shares of our common stock at a price of  $36.309 per share, which will result in approximately $63,141,351 of net proceeds to us, before deducting offering expenses payable by us or approximately $72,612,554 if the underwriters’ overallotment option is exercised in full. The shares may be offered by the underwriters from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on The Nasdaq Global Market, or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. In connection with the sale of the shares of common stock offered hereby, the underwriters may be deemed to have received compensation in the form of underwriting discounts. The underwriters may effect such transactions by selling shares of common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or purchasers of shares of common stock for whom they may act as agents or to whom they may sell as principal.
We estimate that the total expenses of the offering will be approximately $350,000, which includes up to $150,000 that we have agreed to reimburse the underwriters for the fees and expenses incurred by them in connection with the offering. We have also agreed to reimburse the underwriters for certain of their expenses related to the filing and clearance of the offering by FINRA as set forth in the underwriting agreement in an amount up to $15,000. In accordance with FINRA Rule 5110, this reimbursed fee is deemed underwriting compensation for this offering.
We have agreed that, subject to certain exceptions, without the prior written consent of Canaccord Genuity LLC, we will not directly or indirectly for a period of 90 days following the date of this prospectus supplement (1) offer for sale, sell, pledge, or otherwise dispose of  (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock or securities convertible into or exchangeable for common stock, or sell or grant options, rights or warrants with respect to any shares of common stock or securities convertible into or exchangeable for common stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the common stock, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any shares of common stock or securities convertible, exercisable or exchangeable into common stock or any of our other securities (other than any registration statement on Form S-8), or (4) publicly disclose the intention to do any of the foregoing. Exceptions to this lock-up agreement applicable to us include: (1) shares issued pursuant to the exercise of options, warrants or rights outstanding at the time the underwriting agreement is executed and delivered, (2) shares issued pursuant to employee benefit plans, incentive stock plans, restricted stock plans or other employee compensation plans or the grant of options or restricted shares pursuant to any such plan in effect at the time the underwriting agreement is executed and delivered, and (3) shares issued in connection with acquisitions.
In addition, all of our current directors and executive officers have agreed that, subject to certain exceptions, without the prior written consent of Canaccord Genuity LLC, they will not directly or indirectly for a period of 90 days following the date of this prospectus supplement (1) offer for sale, sell, pledge, or otherwise dispose of  (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by them in accordance with the rules and regulations of the Commission and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the common stock, or (3) publicly disclose the intention to do any of the foregoing. Subject to the terms and conditions of the lock-up agreements, exceptions to these lock-up agreements applicable to our current directors and executive officers include (1) transfers (a) which are bona fide gifts, (b) to any trust for the direct or indirect benefit of the director or executive officer, (c) by will or intestate succession upon death or (d) to the Company in satisfaction of any tax withholding obligations; (2) transfers of shares by a director or executive officer in connection with the termination of such individual’s services to the Company or the exercise or exchange of any option or warrant to acquire any shares of common stock or options to purchase shares of common stock for cash or on a “cashless” or “net exercise” basis; (3) transfers of shares in satisfaction of any tax obligation arising as a result of vesting of securities held by a director (subject to certain conditions), and (4) the sale of shares of common stock that are covered by a Rule 10b5-1 plan in effect as of the date the underwriting agreement is executed and delivered.
Our common stock is listed on The Nasdaq Global Market under the symbol “STAA.”
In connection with this offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the underwriters may over-allot in connection with this offering by selling more shares than are set forth on the cover page of this prospectus supplement. This creates a short position in our common stock for their own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-alloted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. To close out a short position or to stabilize the price of our common stock, the underwriters may bid for, and purchase, common stock in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing our common stock in this offering because the underwriters repurchase that stock in stabilizing or short covering transactions.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The underwriters are not required to engage in these activities, and may discontinue any of these activities at any time without notice. These transactions may be effected on The Nasdaq Global Market, in the over-the-counter market, or otherwise.
The underwriters and their affiliates have either provided, or may in the future provide, various investment banking and other financial services for us, for which they either have received, or may receive in the future, customary fees.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state (the relevant implementation date), no offer of shares may be made to the public in that relevant member state other than:
•
to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•
to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters; or

•
in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.
Each person in a relevant member state (other than a relevant member state where there is a Permitted Public Offer) who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a “qualified investor” within the meaning of the law in that relevant member state implementing Article 2(1)(e) of the Prospectus Directive, and (B) in the case of any shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any relevant member state other than “qualified investors” as defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale. In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a relevant member state to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
We and the underwriters and our and their respective affiliates will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement.
This prospectus supplement has been prepared on the basis that any offer of shares in any relevant member state will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of shares. Accordingly any person making or intending to make an offer in that relevant member state of shares which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Company or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of shares in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any shares in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in the relevant member state by any measure implementing the Prospectus Directive in the relevant member state and the expression “Prospectus Directive” means Directive 2003/71/EC (including the 2010 PD Amending Directive, to the extent implemented in the relevant member states) and includes any relevant implementing measure in the relevant member state and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.
Notice to Prospective Investors in the United Kingdom
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal, that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario) and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Legal Matters
The validity of the issuance of the common stock offered by us in this offering will be passed upon for us by Samuel Gesten, Esq. Mr. Gesten, an attorney employed by the Company, owns 27,482 shares of our common stock and holds options to purchase an additional 195,787 shares of our common stock and restricted stock awards representing the right to receive 10,834 shares of our common stock, subject to satisfaction of vesting and other conditions. Certain other legal matters will be passed upon for us by Shartsis Friese LLP, San Francisco, California. Certain legal matters will be passed upon for the underwriters by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts.
Experts
The consolidated financial statements and schedule of STAAR Surgical Company as of December 29, 2017 and December 30, 2016, and for each of the three years in the period ended December 29, 2017 and management’s assessment of the effectiveness of internal control over financial reporting as of December 29, 2017 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
Where You Can Find More Information
We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document filed by the Company at the SEC’s public reference rooms at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that website is www.sec.gov. Unless specifically listed under “Information Incorporated by Reference” below, the information contained on the SEC website is not incorporated by reference in this prospectus supplement and you should not consider that information a part of this prospectus supplement.
Information Incorporated by Reference
The SEC allows us to “incorporate by reference” information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information that is not deemed filed under such sections), after the date of this prospectus supplement but before the termination of this offering. We incorporate by reference the documents listed below:
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our Annual Report on Form 10-K for our fiscal year ended December 29, 2017, filed with the SEC on February 28, 2018;

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the information specifically incorporated by reference in our Annual Report on Form 10-K for our fiscal year ended December 29, 2017, from our Proxy Statement for the Annual Meeting of Stockholders held on June 14, 2018, filed with the SEC on April 26, 2018;

•
our Quarterly Report on Form 10-Q for the period ending June 29, 2018, filed with the SEC on August 1, 2018;

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our Quarterly Report on Form 10-Q for the period ending March 30, 2018, filed with the SEC on May 2, 2018;

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our current report on Form 8-K filed with the SEC on June 14, 2018; and

•
the description of our common stock contained in our amended registration statement on Form 8-A12G/A filed with the SEC on April 18, 2003, including any amendment report filed for the purpose of updating that description.

You may request a copy of these filings at no cost, by writing or telephoning us at the following address: Corporate Secretary, 1911 Walker Avenue, Monrovia, California 91016, (626) 303-7902. Exhibits to these filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document.
Any statements made in this prospectus supplement or the accompanying prospectus, or in any document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus, will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in any subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus.
To the extent that any statement in this prospectus supplement is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus supplement, the statement in this prospectus supplement will supersede such incorporated statement. The incorporated statement will not be deemed, except as modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement of which this prospectus is a part, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

PROSPECTUS
STAAR Surgical Company
$200,000,000
Common Stock
Preferred Stock
Warrants
Debt Securities

From time to time, we may sell common stock, preferred stock, warrants or debt securities. A prospectus supplement specifying the terms of the offering will accompany this prospectus. Our common stock is traded on the Nasdaq Global Market under the trading symbol “STAA.” If we offer other securities, the prospectus supplement will provide information about their listing on a securities exchange, if any.

Investing in our securities involves a high degree of risk. You should carefully read and consider the risk factors included in our periodic reports, in the prospectus supplements relating to any specific offering of securities and in other documents that we file with the Securities and Exchange Commission. See “Risk Factors” on page 4.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
We may sell the securities through underwriters or agents or directly to purchasers. The names of any underwriters or agents will appear on the accompanying prospectus supplement. For additional information on methods of sale, please see the sections entitled “Plan of Distribution” in this prospectus and the accompanying prospectus supplement. The prospectus supplement also shows the net proceeds we expect to receive from the sale.
Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 9, 2017.

You should rely only on the information contained in this prospectus, the prospectus supplement and information to which we have referred you. We have not authorized anyone else to provide you with different information. In particular, we have not authorized any dealer or salesperson to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities it specifically describes on the front of the document, and only under circumstances and in jurisdictions where we can lawfully do so.

Unless the context otherwise requires, the terms “we,” “our,” “us,” the “Company” and “STAAR” refer to STAAR Surgical Company and its subsidiaries.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement we have filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration we may sell common stock, preferred stock, warrants or debt securities in one or more offerings, up to a maximum total dollar amount of  $200,000,000. This prospectus provides you with a general description of each of those types of securities. Whenever we offer or sell securities in connection with this shelf registration we will also provide a prospectus supplement that contains a more complete description of the securities offered and the structure of the offering. We may also use the prospectus supplement to add, update or change any of the information contained in this prospectus. This prospectus, together with the relevant prospectus supplement and other documents to which we refer you, includes all material information relating to any offering. Before purchasing our common stock please carefully read both this prospectus and the prospectus supplement together with the additional information described below under “Where You Can Find More Information” and “Incorporation of Documents by Reference.”
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
You should assume that the information in this prospectus is accurate only as of the date on the cover page. Any information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise, regardless of the time this prospectus is delivered or the time a security is sold. Our business, financial condition, results of operations and prospects may have changed materially since that date.
This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction.
Representations, warranties or covenants that may appear in any agreement filed as an exhibit to a document incorporated by reference in this prospectus were made solely for the benefit of the parties to that agreement. The parties made those statements for the private purpose of allocating contractual risk, not to establish facts. Even if accurate when made, these statements may not be accurate now, and they may have been qualified by schedules or other disclosures that have not been filed or incorporated by reference into this prospectus. Only the parties to such an agreement are entitled to enforce its representations, warranties or covenants. You should not rely on those statements for any purpose.
ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Statements in this prospectus that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (as amended). Forward-looking statements also appear in other documents to which we refer you in this prospectus. They may be found, among other places, in the sections entitled “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent report on Form 10-K, in our quarterly reports on Form 10-Q filed after our most recent Form 10-K, and any amendments to these documents filed with the SEC. These statements relate to our future plans, objectives, expectations and intentions. Among other things, forward-looking statements include statements about the following:
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our strategy;

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our business prospects including expectations for revenue or other performance of our business or of specific products;

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the status of applications for approval of products by the FDA or regulatory agencies of other countries, and our status with such agencies;

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sufficiency of our cash reserves;

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product development;

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research and development and other expenses; and

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legal risks.

You may also generally identify forward-looking statements by the use of words such as “expect,” “anticipate,” “intend,” “plan” and similar expressions.
You should not place undue reliance on our forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous risks and uncertainties that are beyond our control, including those we discuss in “Risk Factors” and elsewhere in this prospectus, in the accompanying prospectus supplement, and in our other reports we file with the SEC. The forward-looking statements in this prospectus speak only as of the date of this prospectus, and you should not rely on these statements without also considering the risks and uncertainties associated with these statements and our business.
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PROSPECTUS SUMMARY
STAAR Surgical Company designs, develops, manufactures and sells implantable lenses for the eye and delivery systems used to deliver the lenses into the eye. We are the leading manufacturer of lenses used worldwide in corrective or “refractive” surgery. Our goal is to position our refractive lenses throughout the world as primary and premium solutions for patients seeking visual freedom from wearing glasses or contact lenses while achieving excellent visual acuity through refractive vision correction. We also make lenses for use in surgery that treats cataracts.
Refractive surgery corrects the types of visual disorders that glasses or contact lenses have traditionally treated. The field of refractive surgery includes both lens-based procedures, using products like our Visian® ICL™, and laser-based procedures like LASIK. Successful refractive surgery can correct common vision disorders such as myopia, hyperopia and astigmatism.
Cataract surgery is a common outpatient procedure where the surgeon removes the eye’s natural lens and replaces it with an artificial lens called an intraocular lens, or IOL, to restore the patient’s vision.
Visian ICL
Manufacturing and selling lenses used in refractive surgery accounted for approximately 70% of our total sales in 2016 and is our fastest growing source of revenue. We sell them under our EVO Visian ICL and Visian ICL brands. Made of Collamer®, our proprietary biocompatible lens material, the ICL folds for minimally invasive implantation behind the iris and in front of the natural crystalline lens. Implantation uses techniques similar to those used to implant an IOL during cataract surgery, except that the natural lens remains intact in the eye. Lenses of this type are generically called “phakic IOLs” or “phakic implants” because they work along with the patient’s natural lens, or phakos, rather than replacing it. The surgeon typically implants the ICL using topical anesthesia on an outpatient basis. The patient usually experiences immediate vision improvement within a day.
Our ICL is the only posterior chamber phakic IOL approved by the FDA for marketing and sale in the U.S., and we believe it is the world’s largest selling phakic IOL. The Collamer material belongs to a family of materials known as collagen copolymers. Collagen copolymers are compounds formed by joining molecules of collagen derived from biological sources with synthetic monomer molecules. The Collamer material is exclusive to us, and we believe its biocompatibility is a significant factor in the ability to place this lens safely in the posterior chamber of the eye.
As of the date of this prospectus, the ICL has been implanted into more than 670,000 eyes worldwide. STAAR began selling the ICL for myopia for use outside the U.S. in 1997. U.S. sales commenced in 2006. In addition to the Visian ICL for myopia available in the U.S. our current global ICL product line includes the following models:
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The EVO Visian ICL, which uses a port in the center of the ICL optic, is available in markets outside the U.S. The CentraFLOW® port’s size is optimized to allow the flow of fluid within the eye without affecting the quality of vision. The port eliminates the need for the surgeon to perform a YAG peripheral iridotomy procedure days before the ICL implant, a requirement of the original Visian ICL.

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The Toric ICL, or TICL, which corrects for astigmatism as well as myopia or hyperopia and is widely available outside the U.S. STAAR’s application for U.S. approval of the TICL, submitted in 2006, remains under review.

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The EVO+, which uses the same CentraFLOW port as EVO along with an optical zone expanded up to 20% for enhanced vision. EVO+ was approved for sale in Europe and in other countries that recognize CE Mark in 2015 and is now widely approved for sale outside the U.S.

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The hyperopic ICL, which treats far-sightedness and is primarily sold in Europe and in other countries that recognize the CE Mark.

According to Market Scope, LLC a publisher of ophthalmic industry data, approximately 3.6 million refractive procedures, primarily laser vision procedures, were performed worldwide in 2016. The incidence of myopia is growing globally, with high myopia becoming more common according to recently published articles (see, Ophthalmology, The Journal of the American Academy of Ophthalmology, online publication date June 21, 2016). We believe this will result in a significantly increased number of patients seeking refractive procedures.
We believe that negative publicity regarding LASIK may create an opportunity for increased sales of the ICL. The ICL has been the subject of numerous peer-reviewed articles in which surgeons have provided data regarding the safety, effectiveness, and visual quality of the ICL.
Worldwide ICL revenue increased by approximately 15% in 2016 and has increased outside the U.S. at a double digit annual percentage rate since 2001. However, refractive surgery is an elective procedure generally not covered by health insurance. Patients must pay for the procedure, frequently through installment financing arrangements. Patients can defer the choice to have refractive surgery if they lack the disposable income to pay for it, they do not feel their income is secure, or they cannot obtain credit. As a result, conditions in the general economy may affect sales of ICLs.
Intraocular lenses
We manufacture and sell a line of foldable IOLs for use in minimally invasive cataract surgical procedures. Sales of these IOLs and related products for cataract surgery generated approximately 24% percent of our total sales in 2016.
Currently, we manufacture IOLs from both our proprietary Collamer material and silicone. STAAR offers both materials in two differently configured styles: the single-piece design where both the optic and haptics are made of the same material and the three-piece design where Polyimide loop haptics are attached to the optic. The selection of one style over the other is primarily based on the preference of the ophthalmologist. We believe that the physical and optical properties of Collamer, which has a high-water content, give it distinct advantages as a material for prosthetic IOLs used in cataract surgery. STAAR also sells aspheric IOLs made of silicone and Collamer that use optical designs that produce a clearer image than traditional spherical lenses, especially in low light. For example, the STAAR nanoFLEX® is a single piece Collamer aspheric optic that can be delivered through a micro-incision using STAAR’s nanoPOINT™ Injection System.
Also, in Japan and parts of Europe, we sell a “Preloaded Injector” with a silicone or acrylic IOL packaged and shipped in a pre-sterilized, disposable injector ready for use in cataract surgery. We believe the Preloaded Injector offers surgeons improved convenience and reliability. The acrylic lens-based Preloaded Injector uses a lens supplied by a third party. The supplier also assembles and sells the acrylic Preloaded Injector under its own brand, using injector parts purchased from us.
Because the great majority of cataract patients are elderly and qualify for Medicare, most of STAAR’s U.S. cataract revenue derives indirectly from reimbursement payments by the Center for Medicaid and Medicare Services, or CMS. Outside the U.S. as well, government agencies or government sponsored entities generally pay the cost of IOLs for cataract patients. Efforts by governments to contain medical costs could affect reimbursement programs, lowering the prices we receive for IOLs or reducing the number of reimbursed procedures.
Other surgical products
We also sell injector parts to our acrylic lens supplier for their preloaded acrylic IOL, which they sell under their own brand. Also, we sell other related instruments and devices that we manufacture, or that are manufactured by others. Generally, these products have lower overall gross profit margins relative to our ICLs and IOLs. Sales of other surgical products accounted for approximately 4% of our total sales in fiscal 2016, 7% of our total sales in fiscal 2015, and 9% of our total sales in fiscal 2014.

Operations
STAAR has significant operations globally. Activities outside the U.S. accounted for 88% of our total sales in fiscal year 2016, primarily due to the pace of product approvals and commercialization that tend to occur first outside the U.S. STAAR sells its products in more than 60 countries, with direct distribution in Japan, North America, Spain, Germany, Singapore, and the U.K., and independent distribution in the remainder of the world.
STAAR maintains operational and administrative facilities in the U.S., Switzerland, and Japan. Its current global operations are as follows:
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United States.   STAAR operates its global administrative headquarters and principal manufacturing facility in Monrovia, California. The Monrovia manufacturing facility primarily makes the Visian implantable Collamer lens product family, including the EVO Visian ICL (collectively referred to as ICLs), Collamer intraocular lenses (IOLs), preloaded silicone IOLs, and injector systems. We manufacture the raw material for Collamer lenses (both IOLs and ICLs) and the AquaFLOW™ Device (for the treatment of glaucoma) in our facility in Aliso Viejo, California. We maintain a Technology Center in Tustin, California for our research and development as well as training activities.

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Switzerland.   STAAR operates an administrative and distribution facility in Nidau, Switzerland under its wholly owned subsidiary, STAAR Surgical AG. The Nidau facility also maintains manufacturing capabilities for STAAR’s ICL products and the AquaFLOW Device.

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Japan.   STAAR operates administrative and distribution facilities in Japan under its wholly owned subsidiary, STAAR Japan Inc. STAAR Japan’s administrative facility is in Shin-Urayasu and its distribution facility is in Ichikawa City. STAAR performs final packaging of its silicone preloaded IOL injectors and final inspection of its acrylic preloaded IOL injectors at the Ichikawa City facility.

Regulatory Matters
STAAR’s Monrovia facility received a Warning Letter from the U.S. FDA on May 27, 2014, followed by a Form FDA 483 citing ten inspectional observations on February 4, 2015, both of which alleged deficiencies in STAAR’s compliance with the FDA’s current Good Manufacturing Practice (cGMP) regulations. STAAR responded to the Warning Letter and FDA 483 and implemented corrective action plans. During the first quarter of 2017, STAAR notified the FDA that it was ready for inspection. As of the date of this prospectus, the Warning Letter remains open. The Warning Letter provides that, until STAAR addresses the deficiencies to the FDA’s satisfaction, the FDA will not approve premarket approvals (PMAs) for STAAR’s Class III devices where the applications are reasonably related to the cGMP observations cited in the Warning Letter. Please see the Prospectus Supplement, our most recent Annual Report on Form 10-K, our quarterly reports on Form 10-Q filed after our most recent Form 10-K, and any amendments to these documents filed with the SEC, for updated information on STAAR’s progress in these matters.
Corporate Information
Originally incorporated in California in 1982, STAAR reincorporated in Delaware in 1986. Our executive offices are located at 1911 Walker Avenue, Monrovia, California 91016, and our telephone number is (626) 303-7902. Our website address is www.staar.com. The information on our website is not a part of this prospectus.
STAAR Surgical Company, STAAR’s Logo, STAAR®, EVO Visian ICL™, Visian®, Collamer®, CentraFLOW®, nanoFLEX®, nanoPOINT™ and AquaFLOW™ are trademarks or registered trademarks of STAAR in the U.S. and other countries.

RISK FACTORS
Investment in our securities involves a high degree of risk. Before deciding whether to purchase any of our securities, please read and carefully consider the “Risk Factors” sections in the prospectus supplement, in our most recent Annual Report on Form 10-K filed with the SEC, and in our most recent Quarterly Reports on Form 10-Q if we filed them after the most recent Form 10-K. These reports are incorporated by reference into this prospectus, along with any filings containing information that amends, supplements or supersedes those reports. Instructions for obtaining copies appears under the heading “Where You Can Find More Information.” Each of these risk factors describes a circumstance that has the potential to materially harm our business, operating results or financial condition and reduce the value of an investment in our securities. It is important for investors to read and consider all of them.

SECURITIES WE MAY OFFER
We may offer any of the following types of securities, with a maximum total value of up to $200,000,000:
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common stock;

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preferred stock;

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warrants to purchase common or preferred stock;

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warrants to purchase debt securities; and

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debt securities.

We may offer these securities from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of the offering. We may offer them separately, or as units made up of any combination of securities. This prospectus provides you with a general description of the securities we may offer. In connection with each offering we will provide a prospectus supplement that contains a more complete description of the securities offered and the structure of the offering. The prospectus supplement will include the following information, to the extent applicable:
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the type of security offered, whether common or preferred equity, warrants, debt securities, or a combination;

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the amount of securities and the price range;

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the aggregate offering price or aggregate principal amount;

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the maturity date, if applicable;

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the rates and times of payment of interest or dividends, if any;

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redemption, conversion or sinking fund terms, if any;

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voting or other rights, if any;

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conversion or exercise prices, if any;

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information about any trustee or paying agent;

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the plan of distribution;

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the intended use of proceeds;

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information about the legal counsel who will pass on the legality of the securities offered; and

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federal income tax considerations, if material to the securities offered.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement will offer a security that is not included in the registration statement of which this prospectus is a part at the time of its effectiveness or offer a security of a type that is not described in this prospectus.
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
We may offer and sell the securities directly to investors or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents or underwriters, we will include the following information in the prospectus supplement to the extent applicable:
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the names of the underwriters or agents;

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the fees, discounts or commissions to be paid to them;

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details regarding over-allotments, if any;

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the net proceeds to us; and

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information about the legal counsel advising them on matters related to the offering.

USE OF PROCEEDS
Unless we describe another use in the prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, including among other things working capital, capital expenditures, expansion of sales and marketing, and continuing research and development. We may also use a portion of the net proceeds to acquire or invest in businesses, assets, products and technologies that are complementary to our own, although we are not currently contemplating or negotiating any such acquisitions or investments.

DESCRIPTION OF CAPITAL STOCK
Our authorized capital stock consists of 60 million shares of common stock, par value $0.01 per share, and 10 million shares of preferred stock, par value $0.01 per shares. As of May 4, 2017 we had 40,951,517 shares of common stock outstanding and no outstanding preferred stock.
Common Stock
The holders of our common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. The holders of common stock are not entitled to cumulative voting in the election of directors.
Subject to the preferences of any then outstanding shares of preferred stock, each holder of our common stock is entitled to receive a pro rata share of any dividends that may be declared by the Board of Directors out of funds legally available for that purpose. If our company is liquidated, dissolved or wound up, each holder of the common stock is entitled to a pro rata share of the net proceeds of that transaction after payment of all liabilities and the payment of the liquidation preferences of any then outstanding shares of preferred stock.
Holders of common stock have no preemptive rights and no right to convert their common stock into any other securities. No redemption or sinking fund provisions apply to any of our common stock. Except for restricted stock issued to some of our employees as incentive compensation, all outstanding shares of common stock are fully paid and non-assessable, and all shares of common stock to be issued under this prospectus will be fully paid and non-assessable.
Preferred Stock
Our certificate of incorporation gives our Board of Directors the authority, without further action by the stockholders, to issue up to 10 million shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of this preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of a series, without further vote or action by the stockholders. On the date of this prospectus we have no outstanding preferred stock.
If STAAR sells preferred stock, we will file a document called a “certificate of designation” with the state of Delaware, which becomes a part of our certificate of incorporation. The certificate of designation serves to legally create a series of preferred stock having the rights, preferences, privileges and restrictions that the board of directors has determined. Before we make any offering of preferred stock we will file the form of certificate of designation with the SEC as an exhibit to the registration statement of which this prospectus forms a part, or as an exhibit to a current report on Form 8-K. The certificate of designation, together with one or more prospectus supplements, will describe the terms of the preferred stock, including the following to the extent applicable:
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the title of the class and series;

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the number of shares designated to be in the same class and series and to share the same rights, preferences and privileges;

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any liquidation preference per share;

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the dividend rate, period and payment date and method of calculation for dividends;

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whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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the procedures for any auction and remarketing, if any;

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the provisions for a sinking fund, if any;

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the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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whether the preferred stock will be convertible into our common stock and, if it is, the conversion price, or how it will be calculated, and the conversion period;

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whether the preferred stock will be exchangeable into debt securities and, if it is, the exchange price, or how it will be calculated, and the exchange period;

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voting rights, if any, of the preferred stock;

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restrictions on transfer, sale or other assignment, if any;

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whether interests in the preferred stock will be represented by depositary shares;

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a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

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the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

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any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

The prospectus supplement will provide additional information regarding the preferred stock, including the following:
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the number of shares of preferred stock offered;

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the price range at which the preferred stock will be offered; and

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whether the preferred stock will be listed on any securities exchange or market.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable and will not have, or be subject to, any preemptive or similar rights.
The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposed fundamental change in the rights of the preferred stock. This right is in addition to any voting rights specified in the applicable certificate of designation.
The issuance of preferred stock could adversely affect the voting power, conversion or other rights of holders of our common stock. Preferred stock could be issued quickly with terms designed to delay or prevent a change in control of our company or make removal of management more difficult. In addition, the issuance of preferred stock may have the effect of decreasing the market price of our common stock.
Anti-Takeover Effects of Provisions of Delaware Law and Our Charter Documents
Delaware Takeover Statute
We are subject to Section 203 of the Delaware General Corporation Law. This is an anti-takeover law, which restricts transactions and business combinations between a corporation and an interested stockholder owning 15% or more of the corporation’s outstanding voting stock, for a period of three years from the date the stockholder becomes an interested stockholder. With some exceptions, unless the transaction is approved by the board of directors and the holders of at least two-thirds of the outstanding voting stock of the corporation, excluding shares held by the interested stockholder, this law prohibits significant business transactions such as a merger with, disposition of assets to, or receipt of disproportionate financial benefits by, the interested stockholder, or any other transaction that would increase the interested stockholder’s proportionate ownership of any class or series of the corporation’s stock. The statutory ban does not apply to a person who became an interested stockholder in a transaction approved by the board of directors. The statutory ban also does not apply if, upon consummation of the transaction in which a person becomes an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock of the corporation. This calculation does not include shares held by persons who are both directors and officers or by employee stock plans.
Charter Documents
Provisions of our certificate of incorporation and bylaws could make it more difficult for a third party to acquire our company, or discourage a third party from attempting to acquire control of our company. These provisions are intended to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. However, these provisions could also limit the price investors might be willing to pay in the future for our common stock and could have the effect of delaying or preventing a change in control. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unsolicited acquisition proposal outweigh the disadvantages of discouraging these proposals because, among other things, negotiation may result in an improvement of their terms. Nevertheless, these provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions include the following:
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our stockholders may not act by written consent;

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some of the limitations on actions by stockholders cannot be changed without a 66-2/3% supermajority vote of stockholders;

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stockholders must give advance notice to nominate directors or propose other business at meetings; and

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our board of directors has the authority to issue up to 10,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders.

Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company. Its address is 6201 15th Avenue, Brooklyn, NY 11219, and its telephone number is (718) 921-8200.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we provide for different warrant terms in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are described in this prospectus, or offer a security that is not included in the registration statement of which this prospectus is a part at the time of its effectiveness or described in this prospectus. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a current report on Form 8-K.
General
A warrant is a right to purchase our securities at a predetermined price. We will describe in the applicable prospectus supplement the terms of the series of warrants, including the following:
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the offering price and aggregate number of warrants offered;

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the currency for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreements and warrants may be modified;

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federal income tax consequences of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have the following rights or any other rights of holders of the securities purchasable upon such exercise:
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in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or the right to enforce covenants in the applicable indenture; or

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in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, the right to payments upon our liquidation, dissolution or winding up, and the right to vote shares.

Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. The reverse side of the warrant certificate and the applicable prospectus supplement will describe the information that the holder of the warrant must deliver to the warrant agent to exercise the warrants.
On receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.
No Warrants Outstanding
As of the date of this prospectus, no warrants to purchase our common stock or any of our other securities are currently outstanding, and we have no other current contractual obligations to issue warrants.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, we will describe the specific terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement will fundamentally change the terms that are described in this prospectus, or offer a type of debt security that is not included in the registration statement of which this prospectus is a part at the time of its effectiveness or described in this prospectus.
We will issue any senior debt securities under the senior indenture, which we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement which includes this prospectus. We use the term “indentures” in this prospectus to refer to both the senior indenture and the subordinated indenture.
The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.
The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.
General
In any offering of debt securities each prospectus supplement will describe the following terms related to a series of debt securities:
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the title;

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the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

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any limit on the amount that may be issued;

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whether or not we will issue the series of debt securities in global form, and if so, the terms of any depositary arrangement and the identity of the depositary;

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the maturity date;

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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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whether the debt securities will be senior or subordinated, and the terms of the subordination of any series of subordinated debt;

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the place where payments will be payable;

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restrictions on transfer, sale or other assignment, if any;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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whether the indenture will restrict our ability or the ability of our subsidiaries to do any of the following:

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incur additional indebtedness;

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issue additional securities;

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create liens;

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pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

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redeem capital stock;

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place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

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make investments or other restricted payments;

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sell or otherwise dispose of assets;

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enter into sale-leaseback transactions;

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engage in transactions with stockholders and affiliates;

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issue or sell stock of our subsidiaries; or

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effect a consolidation or merger;

•
whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

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a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

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information describing any book-entry features;

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provisions for a sinking fund purchase or other analogous fund, if any;

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whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

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the denominations in which we will issue the series of debt securities, if other than denominations of  $1,000 and any integral multiple thereof; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided by STAAR, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights
We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
Unless we state otherwise in the prospectus supplement applicable to a specific series of debt securities, the indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquiror of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.
Events of Default Under the Indenture
The following are events of default under the indentures that would govern any series of debt securities that we may issue:
•
if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

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if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

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if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•
if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.
The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•
the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•
subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:
•
the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•
the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•
the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.
Modification of Indenture; Waiver
We and the debenture trustee may change an indenture without the consent of any holders for any of the purposes specified below:
•
to fix any ambiguity, defect or inconsistency in the indenture;

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to comply with the provisions described above under “Consolidation, Merger or Sale;”

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to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under the heading General above, to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•
to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

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to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

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to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

•
to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

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extending the fixed maturity of the series of debt securities;

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reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•
reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge
Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
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register the transfer or exchange of debt securities of the series;

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replace stolen, lost or mutilated debt securities of the series;

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maintain paying agencies;

•
hold monies for payment in trust;

•
recover excess money held by the debenture trustee;

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compensate and indemnify the debenture trustee; and

•
appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of  $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.
At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to do any of the following:
•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•
register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee
The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment of the unclaimed money.
Governing Law
The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of California, except to the extent that the Trust Indenture Act of 1939 is applicable.
Subordination of Subordinated Debt Securities
The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.
Legal Ownership of Securities
We can issue securities in registered form or in the form of one or more global securities. We describe “global securities” in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.
Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.
Street Name Holders
We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders
If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•
how it handles securities payments and notices;

•
whether it imposes fees or charges;

•
how it would handle a request for the holders’ consent, if ever required;

•
whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•
how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•
if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities
A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.
A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.
If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
If securities are issued only in the form of a global security, an investor should be aware of the following:
•
an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•
an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•
an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•
an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•
the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way;

•
the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

•
financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated
In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
Unless we state otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:
•
if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•
if we notify any applicable trustee that we wish to terminate that global security; or

•
if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, it is the depositary, and not we or any applicable trustee, who is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION
We may sell the securities covered by this prospectus directly to purchasers, or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from us.
We may sell the securities in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. We may make these sales in transactions that may involve crosses or block transactions. A prospectus supplement or supplements will describe the terms of the offering of the securities, including:
•
the name or names of underwriters, if any;

•
the purchase price of the securities and the proceeds we will receive from the sale;

•
any over-allotment options under which underwriters may purchase additional securities from us;

•
any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•
any public offering price;

•
any discounts or concessions allowed or reallowed or paid to dealers; and

•
any securities exchange or market on which the securities may be listed.

Only the underwriters named in a prospectus supplement are underwriters of the securities offered by that prospectus supplement.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.
We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4). Any at-the-market offering will be through an underwriter or underwriters acting as principal or agent for us.
We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.
We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the securities on the Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.
Ratio of Earnings to Fixed Charges and Preferred Dividends
The following table shows our ratio of earnings to fixed charges and preferred dividends during each of the five previously completed fiscal years. We have not had any outstanding dividend-paying preferred stock during any of those periods, so the ratio of earnings to combined fixed earnings and preferred dividends is the same as the ratio of earnings to fixed charges. We experienced losses in four of the five completed fiscal years shown, as we did not have sufficient earnings to cover fixed charges during those periods. “Earnings” consist of income (loss) from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, equity in net losses of affiliates and fixed charges. “Fixed charges” consist of interest expense and the portion of operating lease expense that represents interest.
	Fiscal Year Ended					Three Months Ended March 31, 2017
	December 28, 2012	January 3, 2014	January 2, 2015	January 1, 2016	December 30, 2016
Ratio of Earnings to Fixed Charges and Preferred Dividends	—	7.55	—	—	—	—

(1)
For the fiscal years ended December 28, 2012, January 2, 2015, January 1, 2016 and December 30, 2016, and the three months ended March 31, 2017, our earnings were insufficient to cover fixed charges by $519,000, $8,645,000, $5,605,000, $12,444,000, and $2,062,000, respectively.

LEGAL MATTERS
The validity of the securities being registered in the registration statement of which this prospectus is a part will be passed upon for us by Samuel Gesten, Esq. Mr. Gesten, who participated in the preparation of this prospectus and the related registration statement, is employed by STAAR as its Vice President, Chief Legal Officer and Secretary, owns 41,149 shares of our Common Stock and holds options to purchase an additional 130,277 shares of our Common Stock. In any offering of securities under this prospectus, the prospectus supplement will provide information on the legal counsel who will pass on the validity of the specific securities being offered and information on the legal counsel for any underwriters employed in the offering.
EXPERTS
The consolidated financial statements and schedule as of December 30, 2016 and January 1, 2016 and for each of the three years in the period ended December 30, 2016, and management’s assessment of the effectiveness of internal control over financial reporting as of December 30, 2016 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
Because we are subject to the informational requirements of the Securities Exchange Act, we file reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the public reference room maintained by the SEC at the following address:
Public Reference Room
100 F Street, NE
Washington, DC 20549
You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330. In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC maintains a web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered with this prospectus. This prospectus does not contain all of the information in the registration statement, parts of which we have omitted, as allowed under the rules and regulations of the SEC. You should refer to the registration statement for further information about us and our securities. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement. Copies of the registration statement, including exhibits, may be inspected without charge at the SEC’s principal office in Washington, D.C., and you may obtain copies from that office on payment of the fees prescribed by the SEC.
We will furnish without charge to each person to whom a copy of this prospectus is delivered, on written or oral request, a copy of the information that has been incorporated by reference into this prospectus (except exhibits, unless they are specifically incorporated by reference into this prospectus). You should direct any requests for copies to: Investor Relations, STAAR Surgical Company, 1911 Walker Avenue, Monrovia, California 91016, telephone number (626) 303-7902.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” in this prospectus the information that we file with the SEC. This means that we can disclose important information by referring the reader to those SEC filings. The information incorporated by reference is considered to be part of this prospectus, and later information we file with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act prior to the termination of the offering (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):
•
our Annual Report on Form 10-K for our fiscal year ended December 30, 2016, filed with the SEC on March 2, 2017;

•
the information specifically incorporated by reference into our Annual Report on Form 10-K for our fiscal year ended December 30, 2016 from our definitive proxy statement on Schedule 14A for the Annual Meeting of Stockholders to be held on June 13, 2017, filed with the SEC on May 1, 2017 (other than information furnished rather than filed);

•
our Quarterly Report on Form 10-Q for our quarter ended March 31, 2017, filed with the SEC on May 3, 2017;

•
our Current Report on Form 8-K filed with the SEC on April 4, 2017; and

•
the description of our common stock contained in Amendment No. 1 to our registration statement on Form 8-A/A filed with the SEC on April 18, 2003, including any amendment or report filed for the purpose of updating this description.

You may obtain copies of those documents from us, free of cost, by contacting us at the address or telephone number provided in “Where You Can Find More Information” immediately above.

1,739,000 Shares

STAAR Surgical Company

Common Stock

PROSPECTUS SUPPLEMENT

Canaccord Genuity
August 7, 2018